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                                                                   EXHIBIT 99.3

                                     BY-LAWS
                                       OF
                            FARGO MFG. COMPANY, INC.
                   (Amended and Restated as of March 15, 1996)

                                    ARTICLE I
                            Meetings of Shareholders

         Section 1. Place of Meetings, etc. Except as otherwise provided in these By-laws, all meetings of the shareholders shall be held at such dates, times and places, within or without the State of New York, as shall be determined by the Board or the Chairman and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of New York.

         Section 2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, as the Board may from time to time determine, provided that such date shall not be later than the 31st of March.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by a majority of the Board, and shall be called by the Chairman upon the written request of holders of record of 15% of the outstanding shares of the Corporation's Common Stock. Any such request shall state the date, time, place and purpose or purposes of the proposed meeting. The only business which may be transacted at a special meeting is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.


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         Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not fewer than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at the meeting.

         Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of shareholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business.

         Section 6. Voting. Except as otherwise provided by the Certificate of Incorporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting by the shareholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 2 of Article II of these By-laws. Any question or any election at a meeting of the shareholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the Certificate of Incorporation or required by statute.



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         Section 7. List of Shareholders. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent for the Corporation, shall be produced at any meeting of the shareholders upon the request of any shareholder made at or prior to the meeting.

         Section 8. Inspectors. The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. Each inspector shall perform his duties in accordance with the laws of the state of New York.

         Section 9. Conduct of Meetings. At each meeting of the shareholders, the Chairman, if any, or, if none or in the Chairman's absence, the Vice-Chairman or the President, shall act as chairman of the meeting. The Secretary or any other person appointed by the chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         Section 10. Consent of Shareholders in Lieu of Meeting. Any action which may be taken by vote of shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed, in person or by proxy, by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II
                               Board of Directors

         Section 1. Number of Board Members. The Board shall consist of not less than four (4) nor more than nineteen (19) directors. The number of directors may be reduced or increased

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(within the foregoing limits) from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director.

         Section 2. Term. Except as otherwise provided by law or by these By-laws, the directors shall be elected at the annual meeting of the shareholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal, each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

         Section 3. Removal. Any director may be removed with or without cause by vote of the shareholders.

         Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 5. Vacancies. Except as otherwise required by law, any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, shall be filled by vote of a majority of the remaining directors. Subject to his earlier death, resignation or removal, each director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

         Section 6. Meetings. Regular meetings of the Board shall be held immediately following the annual meeting of shareholders and in the same place, and on such other dates and at such places and times as the Board determines. Special meetings of the Board may be called by the Chairman and shall be called by the Chairman, upon the written request of one or more of the directors.


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Any such request shall state the date, time, place and purpose or purposes of the proposed meeting.

         Section 7. Notice of Meetings. Notice of meetings of directors (other than the regular meeting immediately following the annual meeting of shareholders for which notice need not be given) shall be given not later than 24 hours before the meeting is scheduled to commence by the Chairman and shall state the place, date and time of the meeting. Notice of each meeting may be given to a director by hand or given to a director orally (whether by telephone or in person) or shall be mailed or telegraphed to each director at his residence or usual place of business. If notice of less than 48 hours is given, it shall not be mailed.

         Section 8. Quorum. Except as otherwise provided by law or in these By-laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

         Section 9. Conduct of Meetings. At each meeting of the Board, the Chairman, if any, or if none or in his absence, the Vice-Chairman or President, shall act as chairman of the meeting. The Secretary or any other person appointed by the chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

         Section 10. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.

         Section 11. Other meetings. Any one or more members of the Board or any committee thereof may participate in a meeting of


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the board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 12. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board from time to time, may designate from among its members an executive committee and/or other committees, each consisting of three (3) or more directors. Each such committee, to the extent provided in the resolution(s) establishing it, but subject to limitations on the authority of committees imposed by the laws of the State of New York, shall have and may exercise all the authority of the Board with respect to all matters. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.

         Section 13. Chairman; Vice-Chairman of the Board. The directors may elect one of their members to be Chairman (or Vice Chairman) of the Board. Such persons shall be subject to control of and may be removed by the Board of Directors and shall perform such duties as may from time to time be assigned to them by the Board, but such persons shall not by such designation(s) be considered officers of the Corporation. References in these By-laws to the "Chairman" are references to the Chairman of the Board.

                                   ARTICLE III
                                    Officers

         Section 1. Executive Officers, etc. The executive officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), and any other officers as it deems necessary or desirable, each of whom shall have such powers and duties as the Board determines.

         Section 2. Powers and Duties. The President shall be the chief executive officer of the Corporation. In the absence of


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the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, properties, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authority and such duties as from time to time may be prescribed by the Board of Directors.

                  Section 3. Election: Removal; Vacancies. Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold his office until the next annual meeting of the Board and until his successor shall have been duly elected or appointed and shall have qualified. The authority of any officer to act as such may be suspended for cause at any time by the Board. Any officer may be removed with or without cause at any time by the Board. Vacancies shall be filled by the Board.

                  Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                                   ARTICLE TV

                  Provisions Relating to Stock Certificates and Shareholders

                  Section 1. Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the



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Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

                  Section 2. Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose upon presentation of stock certificates appropriately indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon the satisfaction of any other conditions precedent to transfer as are contained in any agreement to which the Corporation is a party.

                  Section 3. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date, which shall not be fewer than ten (10) nor more than fifty (50) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

                                    ARTICLE V
                               General Provisions

                  Section 1. Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 2. Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.


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                                   ARTICLE VI

                                   Amendments

         The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend or repeal the By-laws of the Corporation by vote of not less than a majority of such shares, and the Board of Directors by vote of not less than a majority of the entire Board shall have power equal in all respects to that of the shareholders to adopt, amend, or repeal the By-laws. However, any By-law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors. If any By-law regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law or By-laws so adopted, amended, or repealed, together with a concise statement of the changes made.


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